Consent of independent public accountants

As independent public accountants, we hereby consent to the incorporation of our report included (or incorporated by reference) in this Form 10-K, into the Company’s previously filed Registration Statements File Nos. 33-54862, 333-31589 and 33-76015.

Arthur Andersen LLP

Minneapolis, Minnesota,
June 8, 2001